CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                      PIONEER PROTECTED PRINCIPAL PLUS FUND


         This Certificate of Amendment to the Certificate of Trust of Pioneer Protected Principal Plus Fund (hereby renamed "Pioneer Protected Principal Trust") (the "Trust") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

        o FIRST: The name of the Trust is Pioneer Protected Principal Plus Fund hereby renamed "Pioneer Protected Principal Trust").

        o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Protected Principal Plus Fund" to "Pioneer Protected Principal Trust".

        o THIRD: This amendment shall become effective immediately upon filing.


         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 27th day of November, 2002.


         /S/ JOHN F. COGAN, JR.
         John F. Cogan, Jr., as Trustee and not individually